Exhibit 99.1

Filed by: ThermoGenesis Corp.
Pursuant to Rule 425 under the Securities Act of 1933
Subject Company: ThermoGenesis Corp.
Commission File No.: 000-16375

A Clinical Case Study Report Using MXP For RBC Depletion Of ABO Bi-Directional Mismatch

Engraftment & Recovery in Pediatrics

American Association of Blood Banks Annual Meeting
Corporate Sponsored Report
October 13, 2013

Kenneth Harris, CEO
TotipotentRX Corporation

thermogenesis CESCA Therapeutics TotipotentRX cellular medicine

Forward Looking Statements

This presentation, including any comments made during or following the presentation, may contain forward-looking statements that are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. These statements may relate to, but are not limited to: expectations regarding the safety or efficacy of, or potential applications for TotipotentRX's and ThermoGenesis' adult stem cell technologies; expectations regarding the strength of the ThermoGenesis' intellectual property, the timeline for ThermoGenesis' regulatory approval process, and the scalability and efficiency of potential therapies presented; expectations about either Company's ability to grow its business and statements regarding its relationships with each other and future benefits of those relationships; statements concerning the proposed merger, timing of the merger, and potential value to be recognized from such a merger; statements concerning ThermoGenesis' share price or potential market capitalization. Actual results may differ from the results anticipated in these forward-looking statements, and the differences may be material and adverse. Factors and risks that may cause TotipotentRX's and or ThermoGenesis' actual results, performance or achievements to be materially different from those which may be expressed or implied by such statements, include, without limitation: risks inherent in the development and commercialization of potential products; uncertainty of clinical trial results or regulatory approvals or clearances; government regulation; the need for future capital; dependence upon collaborators; and protection of our intellectual property rights, among others. Accordingly, you should not place undue reliance on these forward-looking statements.

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Fortis-TotipotentRX BMT Program

Pediatric Hematology-Oncology Specialty Facility (Tier A Specialty Facility in Asia)

- Opened in March 2013
- Dr. Satya Yadav, M.D
  HOD & Senior Consultant
- Dr. Venkatesh Ponemone, Ph.D.
  Director, Research & Clinical Affairs







thermogenesis

CESCA Therapeutics

TotipotentRX™ cellular medicine

RBC Depletion in Pediatric BMTs

Why do we do it?

Primary reason is recipient (patient) safety. Approx 40% of all allogeneic bone marrow transplants have ABO minor or major incompatabilities

- RBC/Plasma Depletion prevents hemolytics reactions due to antibodies in the recipient

  <u>BUT</u>.....the current methods reduce the stem cell numbers potentially impacting engraftment

- ABO Major : Deplete RBC Fraction
- ABO Minor : Deplete Plasma Fraction

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Concerns & Requirements

RBC Depletion of Bone Marrow

- Should not transfuse more than 20 – 30 ml of donor's pRBC in adults, or 0.3ml/kg in pediatric patient
  - In bi-directional mismatch we reduce pRBC's <20ml and plasma < 5ml/kg
- RBC depletion usually results in:
  - Loss of MNC & CD34 cells by 30-80% (possibly causing delayed or failed engraftment)
  - Delayed engraftment of RBC by up to 6 mo's

Typical Methods of RBC Depletion

	Hetastarch	Density Gradient	Cobe 2991 Cell Washing

Method Details	- Uses HES
	- 60-120 minute process
	- Results in
	  - HCT <6%
	  - WBC <80%
		- Use Ficoll
		- Open system
		- Harvest buffy coat (stem cells) manually with pipette
		- Results in
		  - Low WBCs
		  - Low CD34+
			- Uses saline wash
			- 2 hours +
			- Results in :
			  - RBC < 20ml
			  - WBC < 40%

Advantages	- Lab errors are recoverable - Non-Toxic	• Inexpensive • High RBC depletion	• Common Blood Bank Equipment • Closed System
Disadvantages	- Long procedure - Citrate anticoagulants interfere	• Not GMP • Open system • Poor recoveries	• Expensive equipment • Poor recoveries

Introduction of MXP in Our Lab

- System is closed, GMP, and medical device approved for bone marrow processing
- Processes 60-120mls (ideally 80mls) in 20 minutes
- Has Xpress Trac Software for Quality Record
- Recoveries superior to HES & Density Processes
- No Anti-coagulant limitations





Examples of Other Results To Date

MXP Processed ABO Bi Directional Mismatch

Disease/Illness	Donor (Age/Sex)	Recipient (Age/Sex)	HLA Match Score	ABO Incompatibilty	Conditioning Drugs	Time from conditioning to HSCT	Bone marrow volume Processed / Infused	HSC dose CD34+ cells / kg	Outcomes	AE / SAE
Aplastic anemia	10 y / F	12 y / M	6 / 6	Bidirectional (Donor B / Recipient A)	Cyclophosphamide	10- 12 days	800 mL / 118 mL	2.29 x 10^6	NEU/PLT engraftment started on day 18 and completed by day 45. Pt.dischaged on day 90.	None reported
Thalassemia Major (Type I)	16 y / F	4.9 y / F	6 / 6	Bidirectional (Donor A / Recipient B)	Antithymocyte globulin (ATG)-Busulfan	10- 12 days	651 mL / 90 mL	0.61 x 10^6	Due to low initial CD34+ve counts in BMT, mobilized PBSC were infused for engraftment. NEU/PLT engraftment completed by day 30.	None reported
Sickle Cell anemia	4 y / M	6 y / F	6 / 6	Bidirectional (Donor B / Recipient A)	Cyclophosphamide Busulfan	10- 12 days	445 mL / 52 mL	3.21 x 10^6	NEU/PLT engraftment started by day 19, and reached a maximum by day 22. Thereafter, cell counts started declining, final outcome awaited.	None reported

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Case Presentation

12 YO Male
Hx: intermittent fever, petechial rash, decreased appetite, bleeding around gums x 1 month
Labs: Hb 5.7; TLC 3,190; polymorphs 10; lymphs, 88; platelets 8,000
HIV (NR); HCV (NR); HbsAg (NR)
Fanconi Anaemia (neg) ; PNH (neg)
Bone Marrow Aspirate : Very severe aplastic anaemia

BMT: Sibling sister HLA (6/6) match / ABO mismatch (recipient A+ve donor B+ve)
Donor BM unit RBC and Plasma Depleted using MXP
Post Processing: CD 34+ transplanted 2 10(6)/kg body weight
Rx: Cyclosporine + methotrexate 10mg/ml Day +1, +3, +6, +11

Engraftment: Neutrophils on Day +18; Platelets on Day +35

Conclusions

MXP is a superior technique for RBC Depletion of Bone Marrow in a Pediatric Transplant GMP Facility

- overall processing methodology was rapid, efficient and easy to perform in a completely closed system
- high CD34 recoveries
- low hematocrit (HcT$\leq$12%)
- Successful engraftment rates were
  - neutrophil and platelet engraftment at day 45 (n=2) and at day 90 (n=1)

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Acknowledgements

Clinical:
Dr. Satya Yadav, M.D.
Dr. Satyendra Katewa, M.D.

Scientific:
Dr. Venkatesh Ponemone, Ph.D., FACG
Dr. Dalip Sethi, Ph.D.
Dr. Namita Mathur, M.D. (Path)
Yash Pal, M.Sc.



Fortis TotipotentRX
Centre for Cellular Medicine

thermogenesis

CESCA Therapeutics

TotipotentRX

Non-Solicitation

This presentation and the information contained herein shall not constitute an offer to sell, buy or exchange or the solicitation of an offer to sell, buy or exchange any securities, nor shall there be any sale, purchase or exchange of securities in any jurisdiction in which such offer, solicitation, sale, purchase or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information

In connection with the merger, ThermoGenesis intends to file a registration statement (including a prospectus) on Form S-4 with the Securities and Exchange Commission. Holders of ThermoGenesis common stock and TotipotentRX Corporation common stock are urged to read the proxy statement/prospectus/consent solicitation and any other relevant documents when filed because they contain important information about ThermoGenesis, TotipotentRX and the merger. A proxy statement will be sent to holders of ThermoGenesis common stock and a prospectus/consent solicitation will be sent to holders of TotipotentRX Corporation common stock. When filed, the proxy statement/prospectus/consent solicitation and other documents relating to the proposed merger can be obtained free of charge from the SEC's website at www.sec.gov. These documents can also be obtained free of charge from ThermoGenesis upon written request to ThermoGenesis, Investor Relations, 2711 Citrus Road Rancho Cordova, CA 95742. ThermoGenesis and its directors and executive officers may be deemed to be participants in ThermoGenesis'' solicitation of proxies from its shareholders in connection with the proposed merger. Information regarding the participants and their security holdings can be found in ThermoGenesis'' most recent proxy statement filed with the SEC, which are available from the SEC, and the proxy statement/prospectus/consent solicitation when it is filed with the SEC.